                         INDUSTRIAL LEASE
                          -NET-NET-NET-


          1. PARTIES. This Lease, dated for reference purposes only, July 13, 1977 is made by and between Larvan Properties, A
General Partnership (herein called "Landlord") and Larse
Corporation A California Corporation (herein called "Tenant").

          2. PREMISES. Landlord hereby leases to Tenant and Tenant leases from Landlord for the term, at the rental, and upon all of the conditions set forth herein, that certain real property situated in the City of Santa Clara, County of Santa Clara, State of California commonly known as Patrick Henry Drive, Santa Clara, California and described as Approximately 30,094 square feet of a 49,837 square foot building to be constructed on Parcel #17 of Marriott Business Park and further identified in Exhibit "A" on the attached hereto. Said real property, including the land and all improvements thereon, is herein called "the Premises".

          3.   TERM.

          3.1 TERM. The term of this Lease shall be for ten (10) years, commencing on December 1, 1977 and ending on December 31, 1987 unless sooner terminated pursuant to any provision hereof.

          3.2 DELAY IN COMMENCEMENT. Notwithstanding said commencement date, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder or extend the term hereof, but in such case Tenant shall not be obligated to pay rent until possession of the premises is tendered to Tenant; provided, however, that if Landlord shall not have delivered possession of the Premises within ninety (90) days from said commencement date, Tenant may, at Tenant's option, by notice in writing to Landlord within ten
(10) days thereafter, cancel this Lease. If Landlord shall not have delivered possession of the Premises within one (1) year from said commencement date, Landlord may, by notice in writing to the Tenant within (10) days thereafter, cancel the Lease. If either party cancels as hereinabove provided, Landlord shall return any monies previously deposited by Tenant and the parties shall be discharged from all obligations hereunder.

          3.3 EARLY POSSESSION. In the event that Landlord shall permit Tenant to occupy the Premises prior to the commencement date of the term, such occupancy shall be subject to all of the provisions of this Lease. Said early possession shall not advance the termination date of this Lease.

          3.4 DELIVERY OF POSSESSION. Tenant shall be deemed to have taken possession of the Premises when any of the following occur: (a) Landlord delivers possession of the Premises to Tenant and a Certificate of Occupancy is granted by the proper governmental agency, or (b) upon a Certificate from the Landlord's architect or contractor that the Premises are ready for occupancy.

          4.   RENT.

          4.1 Tenant shall pay to Landlord as rent for the Premises equal monthly installments of Eight Thousand One Hundred Twenty-Five and no/100 ($8,125.00) Dollars, in advance, on the first day of each month of the term hereof. Tenant shall pay Landlord upon the execution hereof the sum of Eight Thousand One Hundred Twenty-Five and no/100 ($8,125.00) Dollars as rent for the period from December 1, 1977, through December 31, 1977 the total rental for the lease term being $975,000.00. Rent for any period during the term hereof which is less than one month shall be a pro rata portion of the monthly installment. Rent shall be payable without notice or demand and without any deduction, offset, or abatement in lawful money of the United States of America to Landlord at the address stated herein or to such other persons or at such other places as Landlord may designate in writing.

          4.2 ADDITIONAL CHARGES. This Lease is what is commonly called a "net lease", it being understood that Landlord shall receive the rent set forth in Article 4.1 free and clear of any and all impositions, taxes, real estate taxes, liens, charges or expenses of any nature whatsoever in connection with the ownership and operation of the Premises. In addition to the rent reserved by Article 4.1, Tenant shall pay to the parties respectively entitled thereto all impositions, insurance premiums, operating charges, maintenance charges, construction costs, and any other charges, costs and expenses which arise or may be contemplated under any provisions of this Lease during the term hereof. All of such charges, costs and expenses shall constitute additional charges, and upon the failure of Tenant to pay any of such costs, charges or expenses, Landlord shall have the same right and remedies as otherwise provided in this Lease for the failure of Tenant to pay rent. It is the intention of the parties hereto that this lease shall not be terminable for any reason by the Tenant and that the Tenant shall in no event be entitled to any abatement of or reduction in rent payable hereunder, except as herein expressly provided. Any present or future law to the contrary shall not alter this agreement of the parties.

          5. SECURITY DEPOSIT. Tenant shall deposit with Landlord upon execution hereof the sum of Eight Thousand One Hundred Twenty Five (8,125.00) Dollars as security for Tenant's faithful performance of Tenant's obligations hereunder. If Tenant's fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord uses or applies all or any portion of said deposit, Tenant shall within (10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount hereinabove stated and Tenant's failure to do so shall be a breach of this Lease, and Landlord may at his option terminate this Lease. Landlord shall not be required to keep said deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, said deposit or so much thereof as had not theretofore been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord's option, to the last assignee, if any of Tenant's interest hereunder) within fifteen (15) days after the expiration of the term hereof, or after Tenant has vacated the Premises, whichever is later.

          6.   USE.

          6.1 USE. The Premises shall be used and occupied only for manufacturing of electronics products and other legal related uses.

          6.2 COMPLIANCE WITH LAW. Tenant shall, at Tenant's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect during the term or any part of the term hereof regulating the use by Tenant of the Premises. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance, or, if there shall be more than one tenant of the building containing the Premises, which shall tend to unreasonably disturb such other tenants.

          6.3 CONDITION OF PREMISES. Tenant hereby accepts the Premises in their condition existing as of the date of the possession hereunder, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulation the use of the Premises, and accepts this lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Tenant acknowledges that neither Landlord nor Tenant's agent has made any representation or warranty as to the suitability of the Premises for the conduct of Tenant's business.

          6.4 INSURANCE CANCELLATION. Notwithstanding the provisions of Article 6.1 hereinabove, no use shall be made or permitted to be made of the Premises nor acts done which will cause the cancellation of any insurance policy covering said Premises or any building of which the Premises may be a part, and if Tenant's use of the Premises causes an increase in said insurance rates Tenant shall pay any such increase.

          6.5 LANDLORD'S RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the rules and regulations that Landlord shall from time to time promulgate. A copy of said rules and regulations is attached hereto. Landlord reserves the right from time to time to make all reasonable modifications to said rules and regulations. The additions and modifications to those rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any of said rules and regulations by any other tenants or occupants.

          7.   MAINTENANCE, REPAIRS AND ALTERATIONS.

          7.1 SURRENDER. On the last day of the term hereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in good condition, broom clean, ordinary wear and tear excepted. Tenant shall repair any damage to the Premises occasioned by its use thereof, or by the removal of Tenant's trade fixtures, furnishings and equipment pursuant to Article 7.4(c), which repair shall include the patching and filing of holes and repair of structural damage.

          7.2 LANDLORD'S RIGHTS. If Tenant fails to perform Tenant's obligations under this Article 7 or Article 2.1 Landlord may at its option (but shall not be required to) enter upon the Premises, after ten (10) days' prior written notice to Tenant, and put the same in good order, condition and repair, and the cost thereof together with interest thereon at the rate of ten (10%) percent per annum shall become due and payable as additional rental to Landlord together with Tenant's next rental installment.

          7.3 ALTERATIONS AND ADDITIONS.

          (a) Tenant shall not, without Landlord's prior written consent, make any alterations, improvements, or additions in, on or about the Premises, except for non-structural alterations not exceeding
$1,000 in cost. As a condition to giving such consent, Landlord may require that Tenant remove any such alterations, improvements, additions or utility installations at the expiration of the term, and to restore the Premises to their prior condition.

          (b) Before commencing any work relating to alterations, additions and improvements affecting the Premises, Tenant shall notify Landlord in writing of the expected date of commencement thereof. Landlord shall then have the right at any time and from time to time to post and maintain on the Premises such notices as Landlord reasonably deems necessary to protect the Premises and Landlord from mechanics' liens, materialmen's liens or any other liens. In any event, Tenant shall pay, when due, all claims for labor or material furnished to or for Tenant at or for use in the Premises. Tenant shall not permit any mechanics' or materialmen's liens to be levied against the Premises for any labor or material furnished to Tenant or claimed to have been furnished to Tenant or to Tenant's agents or contractors in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction of Tenant.

          (c) Unless Landlord requires their removal, as set forth in Article 7.4(a), all alterations, improvements or additions which may be made on the Premises, shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the term. Notwithstanding the provisions of this Article 7.4(c). Tenant's machinery, equipment and other trade fixtures other than than which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of
Article 7.2.

          8.   INSURANCE INDEMNITY.

          8.1 INSURING PARTY. As used in this Article 8, the term "insuring party" shall mean the party who has the obligation to obtain the insurance required hereunder. The insuring party in this case shall be designated in Article 20. Whether the insuring party is the Landlord or the Tenant, Tenant shall, at additional rent for the Premises, pay the cost of all insurance required hereunder. If Landlord is the insuring party Tenant shall, within ten (10) days following demand by Landlord, reimburse Landlord for the cost of the insurance so obtained.

          8.2 LIABILITY INSURANCE. The Tenant shall obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in an amount of not less than $300,000 for injury to or death of one person in any one accident or occurrence and in an amount of not less than $500,000 for injury to or death of more than one person in any one accident or occurrence. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least $50,000. The limits of said insurance shall not, however, limit the liability of Tenant hereunder. In the event that the Premises constitute a part of a larger property said insurance shall have a Landlord's Protective Liability endorsement attached thereto. If the Tenant shall fail to protect and maintain said insurance the Landlord may, but shall not be required to, procure and maintain the same, but at the expense of Tenant.

          8.3 PROPERTY INSURANCE. The insuring party shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises, in the amount of the full replacement value thereof, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk) and sprinkler leakage. Said insurance shall provide for payment for loss thereunder to Landlord or to the holder of a first mortgage or deed of trust on the Premises. If the insuring party shall fail to procure and maintain said insurance the other party may, but shall not be required to, procure and maintain the same said insurance the other party may, but shall not be required to, procure and maintain the same, but at the expense of Tenant.

          8.4 INSURANCE POLICIES. Insurance required hereunder shall be in companies rated A+, AAA or better in "Best's Insurance Guide". The insuring party shall deliver prior to possession to the other party copies of policies of such insurance or certificates evidencing the existence and amount of such insurance with loss payable clauses satisfactory to Landlord. No such policy shall be cancellable or subject to reduction of coverage or other modification except after ten (10) days' prior written notice to Landlord. If Tenant is the insuring party, Tenant shall, within ten (10) days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof, or landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by tenant upon demand. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in Article 8.3. Tenant shall forthwith, upon Landlord's demand, reimburse Landlord for any additional premiums attributable to any act or omission or operation of Tenant causing such increase in the cost of insurance. If Landlord is the insuring party, and if the insurance policies maintained hereunder cover other improvements in addition to the Premises, Landlord shall deliver to Tenant a written statement setting forth the amount of any such insurance cost increase and showing in reasonable detail the manner in which it has been computed.

          8.5 WAIVER OF SUBROGATION. Tenant and Landlord each waives any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other, for loss of or damage to such waiving party or its property of others under its control, where such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. Tenant and Landlord shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

          8.6 HOLD HARMLESS. Tenant shall indemnify, defend and hold Landlord harmless from any and all claims arising from Tenant's use of the Premises or from the conduct of its business or from any activity, work or things which may be permitted or suffered by Tenant in or about the Premises and shall further indemnify, defend and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the provision of this Lease or arising from any negligence of Tenant or any of its agents, contractors, employees or invitees and from any and all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, excepting where said damage arises out of negligence of Landlord.

          8.7 EXEMPTION OF LANDLORD FROM LIABILITY. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage in the goods, wages, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises, nor, unless through its negligence shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents or contractors and invitees, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the premises or upon other portions of the building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Landlord or Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the building in which the Premises are located.

          9.   DAMAGE OR DESTRUCTION.

          9..1 In the event the improvements on the Premises are damaged or destroyed, partially or totally, from any cause whatsoever, whether or not each damage or destruction is covered by any insurance required to be maintained under Article B, the Tenant shall repair, restore, and rebuild the Premises to their condition existing immediately prior to such damage or destruction and this Lease shall continue in full force and effect. Such repair, restoration and rebuilding (all of which are herein called the "repair") shall be commenced within a reasonable time after such damage or destruction and shall be diligently prosecuted to completion. There shall be no abatement of rent or of any other obligation of Tenant hereunder by reason of such damage or destruction. The proceeds of any insurance maintained under Article 8.3 shall be made available to Tenant for payment of the cost and expense of the repair, provided, however, that such proceeds may be made available to Tenant subject to reasonable conditions including, but not limited to, architect's certification of costs and retention of a percentage of such proceeds pending final notice of completion. In the event that such proceeds are not made available to Tenant within ninety (90) days after such damage or destruction. Tenant shall have the option for thirty (30) days commencing on the expiration of such ninety (90) day period of cancelling this Lease. If Tenant shall exercise such option, Tenant shall have no further obligation hereunder and shall have no further claim against Landlord; provided, however, that Landlord shall return to Tenant so much of tenant's security deposit as has not theretofore been applied by Landlord. Tenant shall exercise such option by written notice to Landlord within said thirty (30) day period.
In the event that the insurance proceeds are insufficient to cover the cost of the repair, then any amount in excess thereof required to complete the repair shall be paid by Tenant.

          9..2 DAMAGE NEAR END OF TERM. If the Premises are partially destroyed or damaged during the last six (6) months of the term of this Lease, Landlord may, at Landlord's option, cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord's election to do so within thirty (30) days after the date of occurrence of such damage.

          9..3 PRORATIONS. Upon termination of this Lease pursuant to this Article 9, a pro rata adjustment of rent based upon a thirty (30) day month shall be made. Landlord shall, in addition, return to Tenant so much of Tenant's security deposit as has not theretofore been applied by Landlord.

          101. REAL PROPERTY TAXES.

          101.1PAYMENT OF TAXES. Tenant shall pay all real property taxes applicable to the Premises during the term of this Lease. All such payments shall be made at least ten (10) days prior to the delinquency date of such payment. Tenant shall promptly furnish Landlord with satisfactory evidence that such taxes have been paid. If any such taxes paid by Tenant shall cover any period of the time prior to or after the expiration of the term hereof, Tenant's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Landlord shall reimburse Tenant to the extent required. If Tenant shall fail to pay any such taxes, Landlord shall have the right to pay the same, in which case Tenant shall repay such amount to Landlord with Tenant's next rent installment together with interest at the rate of ten (10%) percent per annum.

          101.2DEFINITION OF "REAL PROPERTY" TAXES. As used herein, the term "real property tax" shall include any form of assessment, license fee, rent tax, levy, penalty, or tax (other than inheritance or estate taxes), imposed by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Premises or in the real property of which the Premises are a part, as against Landlord's right to rent or other income therefrom, or as against Landlord's business of leasing the Premises, and, Tenant shall pay any and all charges and fees which may be imposed by the EPA or other similar governmental regulations or authorities.

          101.3 JOINT ASSESSMENT. If the Premises are not separately assessed, Tenant's liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Landlord from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Landlord's reasonable determination thereof, in good faith, shall be conclusive.

          101.4 PERSONAL PROPERTY TAXES.

          (a) Tenant shall pay prior to delinquency all taxes assessed against and levied upon leasehold improvements, trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere. Tenant shall cause said leasehold improvements, trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

          (b) If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant's property.

          11. COMMON AREAS. When, in fact, there are Common Areas, then the following shall apply:

          11.1DEFINITIONS. The phrase "Common Areas" means all areas and facilities outside the Premises that are provided and designated for general use and convenience of Tenant and other tenants and their respective officers, agents and employees, customers and invitees. Common Areas include (but are not limited to) pedestrian sidewalks, landscaped areas, roadways, parking areas and railroad tracks, if any. Landlord reserves the right from time to time to make changes in the shape, size, location, number and extent of the land and improvements constituting the Common Areas. Landlord may designate from time to time additional parcels of land for use as a part thereof, and any additional land so designated by Landlord for such use shall be included until such designation is revoked by Landlord.

          11.2 MAINTENANCE. During the term of this Lease, Landlord shall operate, manage and maintain the Common Areas so that they are clean and free from accumulations of debris, filth, rubbish and garbage. The manner in which such Common Areas shall be so maintained, and the expenditures for such maintenance, shall be at the sole discretion of Landlord, and the use of the Common Areas shall be subject to such reasonable regulations and changes therein as Landlord shall make from time to time, including (but not by way of limitation) the right to close from time to time, if necessary, all or any portion of the Common Areas to such extent as may be legally sufficient, in the opinion of Landlord's counsel, to prevent a dedication thereof or the accrual of rights of any person or of the public therein, or to close temporarily all or any portion of such Common Areas for such purposes.

          11.3 TENANT'S RIGHTS AND OBLIGATIONS. Landlord hereby grants to Tenant, during the term of this Lease, the license to use, for the benefit of Tenant and its officers, agents, employees, customers and invitees, in common with the others entitled to such use, the Common Areas as they from time to time exist, subject to the rights, powers and privileges herein reserved to Landlord. Storage, either permanent or temporary, of any materials, supplies or equipment in the Common Areas is strictly prohibited. Should Tenant violate this provision of the Lease, then in such event, Landlord may, at his option, either terminate this Lease or, without notice to Tenant, remove said materials, supplies or equipment from the Common Areas and place such items in storage, the cost thereof to be reimbursed by Tenant within ten (10) days from receipt of a statement submitted by Landlord. All subsequent costs in connection with the storage of said items shall be paid to Landlord by Tenant as accrued. Failure of Tenant to pay these charges within ten (10) days from receipt of statement shall constitute a breach of this Lease. Tenant and its officers, agents, employees, customers and invitees shall park their motor vehicles only in areas designated by Landlord for that purpose from time to time. Tenant shall not at any time park or permit the parking of motor vehicles, belonging to it or to others, so as to interfere with the pedestrian sidewalks, roadways and loading areas, or in any portion of the parking areas not designed by Landlord for such use by Tenant. Tenant agrees that receiving and shipping of goods and merchandise and all removal of refuse shall be made only by way of the loading areas constituting part of the Premises. Tenant shall repair, at its cost, all deteriorations or damages to the Common Areas, occasioned by its lack of ordinary care.

          11.4 CONSTRUCTION. Landlord, while engaged in constructing improvements or making repairs or alterations in or about the Premises or in their vicinity, shall have the right to make reasonable use of the Common Areas.

          12. UTILITIES. Tenant shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion to be determined by Landlord of all charges jointly metered with other premises.

          13.  ASSIGNMENT AND SUBLETTING.

          13.1 LANDLORD'S CONSENT REQUIRED. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent, which Landlord shall not unreasonably withhold. Any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void and shall constitute a breach of the Lease. Any transfer of Tenant's interest in this Lease or in the Premises from Tenant by merger, consolidation or liquidation or by any subsequent change in the ownership of thirty (30%) percent or more of the capital stock of Tenant shall be deemed a prohibited assignment within the meaning of this Article 13.

          13.2 NO RELEASE OF TENANT. Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation to pay the rent and to perform all other obligations to be performed by Tenant hereunder for the term of this Lease. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

          14.  DEFAULTS; REMEDIES.

          14.1 DEFAULTS. The occurrences of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

     (a) The vacating or abandonment of the Premises by Tenant.

     (b) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, at and when due, where such failure shall continue for a period of three
(3) days after written notice thereof from Landlord to Tenant.

     (c) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in Paragraph (b) above, where such failure shall continue for a period of thirty
(30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's defaults is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

     (d) (i) The making by Tenant of any general assignment, or general arrangement for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60)
days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

          14.2 REMEDIES IN DEFAULT. In the event of any such default or breach by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting
Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach:

     (a) Terminate Tenant's right to possession of the Premises by any unlawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney's fees, and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; and that portion of the leasing commission paid by Landlord applicable to the unexpired term of this Lease. Unpaid installments of rent or other sums shall bear interest from the date due at the rate of ten (10%) per annum.
In the event Tenant shall have abandoned the Premises, Landlord shall have the option of (i) retaking possession of the Premises and recovering from Tenant the amount specified in this Article 14.2(a), or (ii) proceeding under Article 14.2(b).

     (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

     (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State in which the Premises are located.

          14.3 DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty
(30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

          14.4 LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed by Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after written notice that said amount is past due, then Tenant shall pay to Landlord a late charge equal to ten (10%) percent of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

          15. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain, or sold by Landlord under the threat of the exercise of said power (all of which is herein referred to as "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever occurs first. If more than twenty-five (25%) percent of the floor area of any buildings on the Premises, or more than twenty-five (25%) percent of the land area of the Premises not covered with buildings, is taken by condemnation, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes possession by notice in writing of such election within twenty
(20) days after Landlord shall have notified Tenant of the taking or, in the absence of such notice, then within twenty (20) days after the condemning authority shall have taken place.

          If this Lease is not terminated by either Landlord or Tenant then it shall remain in full force and effect as to the portion of the Premises remaining, provided the rental shall be reduced in proportion to the floor area of the buildings taken within the Premises as bears to the total floor area of all buildings located on the Premises. In the event this Lease is not so terminated then Landlord agrees, at Landlord's sole cost, to as soon as reasonably possible restore the Premises to a complete unit of like quality and character as existed prior to the condemnation. All awards for the taking of any part of the Premises or any payment made under the threat of the exercise of power and eminent domain shall be the property of Landlord, whether made as compensation for diminution of value of the leasehold or for the taking of the fee or as severance damages, provided, however, that Tenant shall be entitled to any award for loss of or damage to Tenant's trade fixtures and removable personal property.

          16.  GENERAL PROVISIONS.

          16.1 Offset Statement.

          (a) Tenant shall at any time upon not less than ten
(10) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing
(i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent, security deposit and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, which are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

          (b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one (1) month's rent has been paid in advance.

          (c) If Landlord desires to finance or refinance the Premises, or any part thereof, Tenant hereby agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. Such statements shall include the past three (3) years' financial statements of Tenant. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

          16.2 LANDLORD'S INTERESTS. The term "Landlord" as used herein shall mean only the owner or owners at the time in question of the fee title or a tenant's interest in a ground lease of the Premises. In the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns, only during their respective periods of ownership.

          16.3 SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

          16.4 INTEREST ON PAST DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Landlord not paid when due shall bear interest at ten (10%) percent per annum from the date due. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

          16.5 TIME OF ESSENCE.  Time is of the essence.

          16.6 CAPTIONS. Article and paragraph captions are not a part hereof.

          16.7 INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

          16.8 WAIVERS. No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

          16.9 RECORDING.  Tenant shall not record this Lease.
Any such recordation shall be a breach under this Lease.

          16.10 HOLDING OVER. If Tenant remains in possession of the Premises or any part thereof after the expiration of the term hereof with the express written consent of Landlord, such occupancy shall be a tenancy from month to month at a rental in the amount of the last monthly rental plus all other charges payable hereunder, and upon the terms hereof applicable to month-to-month tenancy.

          16.11 CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

          16.12 COVENANTS AND CONDITIONS.  Each provision of this
Lease performable by Tenant shall be deemed both a covenant and a condition.

          16.13 BINDING EFFECT; CHOICE OF LAW. Subject to any provisions hereof restricting assignment or subletting by Tenant and subject to the provisions of Article 16.2, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the state where the Premises are located.

          16.14 SUBORDINATION.

          (a) This Lease, at Landlord's option, shall be subordinate to any ground lease, mortgage, deed of trust or any other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgage, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

          (b) Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, and, failing to do so within ten (10) days after written consent, does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact, and in Tenant's name, place and stead, to do so.

          16.15 ATTORNEY'S FEES. If either party named herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the court.

          16.16 LANDLORD'S ACCESS. Landlord and Landlord's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers or lenders, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part as Landlord may deem necessary or desirable. Landlord may at any time place on or about the Premises any ordinary "For Sale" signs and Landlord may at any time during the last one hundred twenty (120) days of the term hereof place on or about the Premises any ordinary "For Sale or Lease" signs, all without rebate of rent or liability to Tenant.

          16.17 AUCTIONS. Tenant shall not place any auction sign upon the Premises or conduct any auction thereon without Landlord's prior written consent.

          16.18 MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

          16.19 CORPORATE AUTHORITY. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

          16.20 LANDLORD'S LIABILITY. If Landlord is a limited partnership, the liability of the partners of the Landlord pursuant to this Lease shall be limited to the assets of the partnership; and Tenant, its successors and assigns hereby waive all rights to proceed against any of the partners, or the officers, shareholders or directors of any corporate partner of Landlord except to the extent of their interest in the partnership. The term "Landlord," as used in this Article, shall mean only the owner or owners at the time in question of the fee title or its interest in a ground lease of the Premises, and in the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns, only during their respective periods of ownership.

          17. PERFORMANCE BOND. At any time Tenant either desires to or is required to make any repairs, alterations, additions, improvements or utility installation thereon, pursuant to Articles 7.5 or 9.2 herein, or otherwise, Landlord may at his sole option require Tenant, at Tenant's sole cost and expense, to obtain and provide to Landlord a lien and completion bond or letter of credit or other guarantee acceptable to Landlord in an amount equal to one and one-half (1 1/2) times the estimated cost of such improvements, to insure Landlord against liability for mechanics' and materialmen's liens and to insure completion of the work.

          18. BROKERS. The parties hereto acknowledge that ____________ were the real estate brokers that represented the parties herein, and that no other commissions are due to any brokers whatsoever, other than the above-named brokers.

          19. NOTICE. Whenever under this Lease provision is made for any demand, notice or declaration of any kind or where it is deemed desirable or necessary by either party to give or serve any such notice, demand or declaration to the other party, it shall be in writing and served either personally or sent by United States mail, postage prepaid, addressed at the addresses set forth hereinbelow

     To Landlord at 1345 VANDER WAY, SAN JOSE, CALIFORNIA


     To Tenant at   1070 E. MEADOW CIRCLE, PALO ALTO
                    CALIFORNIA  94303

          20. Insuring Party. The insuring party under this Lease shall be the Landlord.

          ADDENDUM:

          Paragraphs 21 - 27 attached hereto are hereby incorporated into this Lease.









          The parties hereto have executed this Lease at the place and on the dates specified immediately adjacent to their respective signatures.

Executed at San Jose, California   Larvan Properties, A General
on 13th July, 1977                 Partnership
                                   By
                                   By

                                             "LANDLORD"

Executed at Palo Alto, California  Larse Corporation
on 13th July, 1977                 By
                                   By

                                             "TENANT"

If this Lease has been filled in or has been prepared for submission to your attorney for his approval. No representation or recommendation is made to the real estate broker or the agents or employees as to the legal sufficiency, legal effect, or the consequences of this Lease or the transaction related thereto.



          21. MAINTENANCE. The Tenant shall during the term of this Lease, keep in good order, condition and repair, the premises and every part thereof, and all adjacent sidewalk and landscape, driveways, parking lots and signs located at the areas which are adjacent to and included with the premises. Landlord shall incur no expense, nor have any obligation of any kind whatsoever, in connection with maintenance of the premises except for roof and side walk structural maintenance. Landlord's obligations shall be limited to the structural aspects of the roof, the walls, the foundations, underground water and utility services, up to their distribution points within the main structure and is specifically excluded from responsibility for the cosmetic aspects of any of the aforementioned. The Tenant expressly waives the benefits of any statute now or hereinafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense, or to terminate this Lease because of Landlord's failure to keep the premises in good order, condition or repair.

          22. RENTAL INCREASES. Said monthly rental shall be subject to adjustment in the 61st month of the lease term and each five (5) years thereafter, throughout the remainder of the term and extensions hereof in the manner hereinafter set forth:

The Consumer Price Index for all commodities as published by the United States Department of Labor, Bureau of Labor Statistics, San Francisco Bay Area, for said anniversary date shall be compared with said Index as of the rental commencement date. The percentage of any increase in the Index as of said anniversary date over the Index as of the rental commencement date shall be multiplied by the monthly rental of Eight Thousand One Hundred Twenty-Five ($8,125) Dollars, ("Base Rental"), and the product shall be added to said monthly rental and that total shall be the monthly rental payable commencing with said anniversary date and for the ensuing five (5) years until the next such anniversary date provided, however, in no event shall said rental increase exceed 5% per year or a total of 17.6% for any five year period. In no event shall said monthly rental for the demised premises decrease below the Base Rental. Additionally, the Base Rental for the expansion area will be established upon exercising the Option to Expand (Paragraph 24 hereto) and shall not decrease below said Base Rental. For the purpose of this Lease, if in the future, said Index be changed so that the base five (5) year differs from that used as of the rental commencement date, it shall be converted to the base year as of the commencement date. In the event said Index is discontinued or revised during the term of this lease, such other governmental Index or computation with which it is replaced shall be the basis of the recomputation.

          23. OPTION TO EXTEND WITH COST-OF-LIVING. Landlord grants to Tenant an Option to Extend the term of this Lease for two successive five (5) year periods at the termination of the term stated herein, at a rental to be determined in accordance with Rental Increases, Paragraph #22, and subject to all of the other terms, covenants, and conditions hereinabove contained; provided Tenant is not in default in the performance of any of the terms and conditions of this Lease upon the commencement of said extended term, and Tenant has given to Landlord ninety (90) days prior to the expiration of this lease term written notice of his intention to exercise said Option.

          24. OPTION TO EXPAND. In the event that Tenant shall not be in default in the performance of any terms or conditions of the Lease, then upon notification to Landlord, Tenant shall have the Option to Expand the demised premises to include the entire 49,837 square foot facility. Tenant agrees to provide Landlord with written notice of this intention to expand during the time of the thirty-sixth (36th) month through the forty-second (42nd) month (time window) following the signing of this Lease Agreement. Said Option to Expand "time window" may be adjusted to a later period subject to mutual agreement of the Landlord and Tenant. In consideration of this option and potential limited tenancy, it is agreed, as of January 1, 1978 that:

24-A Tenant will pay the rent differential, if any, between the budget rent commensurate with the limited tenant's improvements and the limited tenant's contract rent that may be a direct result of said limited tenancy.

24-B That during the periods when the expansion area is not leased and vacant, Tenant will pay to Landlord a rental of $.02 per square foot per month for that amount of square footage remaining vacant.

          25. OCCUPANCY DATE. Landlord agrees that as soon as it can reasonably be done following the execution of the Lease, Landlord shall commence and diligently prosecute to completion the construction of the one-story building herein described.
Said construction will be done in all respects in a good and workmanlike manner to the end that such work will commence upon receipt by Vanderson Construction, Inc., of a building permit issued by the City of Santa Clara and be completed no later than four and one-half months from receipt of said permit, provided there is no delay occasioned by Acts of God, fire, storm or other causes beyond the control of Landlord. In any such event, completion of the building shall be extended for the period of such delay, and the commencement date of the Lease shall be the first day of the month following the month in which Lessor delivers possession of said premises to Tenant, Landlord agrees to a $100 per day penalty to be paid to Lessee for each day of delay beyond the completion date herein stated.

          26. ARBITRATION. If Landlord and Tenant are unable to agree upon the letter of this agreement, then the subject for determination shall be promptly submitted to arbitration. Each party hereto will select an arbitrator of experience and competence in real estate and said arbitrators shall meet. If the two arbitrators do not agree, they shall select a third qualified arbitrator. Said third Arbitrator shall act as an umpire between the arbitrators selected by the parties hereto, and his decision, made in concert with either one or both, or individually if unable to agree with either of them, shall be final and binding. The determination shall be signed by both parties and shall thereupon become a part of this lease.

          27. EFFECTIVENESS CONDITION. The effectiveness of this Lease is expressly conditioned upon Landlord on Landlord's assignee receiving a building permit and other necessary approvals and permits preliminary to construction of the building to be constructed on Parcel #17 of Marriott Business Park within forty-five (45) days from the execution hereof. Should such condition not be met, then this Lease shall terminate and neither party shall have any rights or obligations hereunder.



                            EXHIBIT A

                       PROPERTY DESCRIPTION




                           ADDENDUM #1


          In accordance with Paragraph 24 to the Lease Agreement ("The Lease") dated July 13, 1977, by and between Larvan Properties, a General Partnership ("Landlord") and Larse Corporation, a California Corporation ("Tenant") and if that Tenant is not in default of any of the terms and conditions of The Lease, Landlord hereby grants to Tenant and Tenant hereby accepts from Landlord the expansion of the demised premises as described in Paragraph 2 to The Lease to include the adjacent 19,743 square feet resulting in a total demised premise of approximately 49,837 square feet.

          Landlord and Tenant hereby agreed that monthly rental rate for the 19,743 square feet shall be $.31 per square foot net or $6,120.00 per month commencing with June 1, 1981 and continuing through May 31, 1983. It is agreed by the parties hereto that this rate is the "Base Rental" referred to in Paragraph 22 to The Lease. Total rental due by Tenant as of June 1, 1981 and continuing through May 31, 1983 is $14,245.00. It is further understood that the rental for the expansion areas for the period June 1, 1983 through December 31, 1987 shall be increased to a negotiated amount. Said negotiated rental shall be determined during the period March 1 - June 1, 1983. Rental increases for the initial 30,094 square feet shall be in accordance with Paragraph 22 to The Lease. Tenant hereby agrees to pay to Landlord a security deposit in the amount of Six Thousand One Hundred Twenty ($6,120.00) Dollars in accordance with Paragraph 5 to The Lease.

Executed at San Jose, California   Larvan Properties, A General
                                   Partnership
on 22nd June, 1981

                                   BY

                                   BY
                                     Landlord

                                   Larse Corporation

                                   BY



                           ADDENDUM #2


TERM OF LEASE ON EXPANSION AREA


          Landlord and Tenant hereby agree to extend the term of Tenant's Lease on Expansion Area, negotiated and agreed to in Addendum #1 to the Lease Agreement dated July 13, 1977, by and between Larvan Properties ("Landlord") and Larse Corporation ("Tenant") from a May 31, 1983 termination date to a September 2, 1983 termination date. All other terms and conditions of the Lease and Addendum #1 remain unchanged.


Executed at San Jose, California   LARVAN PROPERTIES

on Sept. 2, 1981                   BY

                                   BY

                                   BY


                                   LARSE CORPORATION

                                   BY


                           ADDENDUM #3

          In accordance with Paragraph 24 to the Lease Agreement ("Lease") dated July 13, 1977, by and between Larvan Properties, a General Partnership ("Landlord") and Larse Corporation, a California Corporation ("Tenant") and since the Tenant is not in default of any of the terms and conditions of the Lease, Landlord hereby grants to Tenant and Tenant hereby accepts from Landlord the expansion of the demised premises as described in Paragraph 2 to the Lease to include the adjacent 19,743 square feet resulting in a total demised premise of approximately 49,837 square feet.

          1)   The term of this Addendum shall be from February
1, 1984 through January 31, 1988, and all other provisions of the Lease shall be applicable including the Option to Extend with Cost of Living, Paragraph 23.

          2) The rental rate for the entire demised premise of approximately 49,837 square feet shall be $16,752 per month for the period from February 1, 1984 through January 31, 1988. It is agreed by the parties hereto that this rate is the "Base Rental" referred to in Paragraph 22 to the Lease.

          3) The Tenant shall pay to the Landlord the one-time sum of seven thousand, four hundred, four and 00/100 dollars ($7,404.00) to compensate the Landlord for the Cost of Living clause on the original Tenant space, the application of the Cost of Living clause for the expansion space, less a rental overpayment made by the Tenant.

          4) The Tenant shall have the right to sublease the premises in accordance with the terms and conditions of the Lease.

          5) The parties hereto further agree to delete the provisions of Paragraph 24, sub A and Paragraph 24, sub B.


Executed at San Jose, California   Larvan Properties

on January 5, 1984,                BY

                                   BY

                                   BY


                                   Larse Corporation

                                   BY


                      ADDENDUM #4 (10/12/89)


          In accordance with Paragraph 23 to the Lease Agreement ("Lease") dated July 13, 1977, by and between Larvan Properties, a General Partnership ("Landlord") and Larse Corporation, a California Corporation ("Tenant") and since the Tenant is not in default of any of the terms and conditions of the Lease, Landlord hereby grants to Tenant and Tenant hereby accepts from Landlord the extension of the Lease for the demised premises of approximately 49,837 square feet for a period of five (5) years.

          1)   The term of this Addendum shall be from February
1, 1988 through January 31, 1993, and all other provisions of the Lease shall be applicable.

          2) The rental rate for the entire demised premise of approximately 49,837 square feet shall be $19,700.35 per month for the period from February 1, 1988 through January 31, 1993. It is agreed by the parties hereto that this rate is the "Base Rental" referred to in Paragraph 22 to the Lease.

          3) The Tenant shall have the right to sublease the premises in accordance with the terms and conditions of the Lease.


Executed at San Jose, California   LARVAN PROPERTIES

on October 12, 1987                By:

                                   Name:


LARSE CORPORATION                  By:

By:                                Name:


                                   By:

                                   Name:



                           ADDENDUM #5


     TO THAT LEASE DATED JULY 13, 1977 AND ADDENDA 1, 2, 3 & 4


          In accordance with Paragraph 23 to the Lease Agreement ("Lease") dated July 13, 1977, by and between Larvan Properties, a General Partnership ("Landlord") and Larse Corporation, a California Corporation ("Tenant"), and since the Tenant is not in default of any of the terms and conditions of the Lease, Landlord hereby grants to Tenant and Tenant hereby accepts from Landlord the extension of the Lease for the demised premises of approximately 49,837 square feet for a period of five (5) years.

          1)   The term of this Addendum shall be from February
1, 1993 through January 31, 1998, and all other provisions of the Lease shall be applicable.

          2) The base rental for the entire demised premise of approximately 49,837 square feet shall be $23,167.61 per month for the period from February 1, 1993 through January 31, 1998.


Executed at Santa Clara, California on April 16, 1993

TENANT:                            LANDLORD:

LARSE CORPORATION                  LARVAN PROPERTIES

By:                                VANDERSON CONSTRUCTION, INC.
   James Mongiello
   President                       By:
                                      George F. Van Sickle

                                   LARSE CORPORATION

                                   By:
                                      James Mongiello,
                            President


                                      Thomas J. Cunningham, Jr.


                                      Donn H. Byrne


                                      Joyce S. Byrne


                                      John Brady